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As filed with the Securities and Exchange Commission on February 9, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hiland Partners, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	71-0972724 (I.R.S. Employer Identification No.)

205 West Maple, Suite 1100
Enid, Oklahoma 73701
(580) 242-6040
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Ken Maples
Hiland Partners, LP
205 West Maple, Suite 1100
Enid, Oklahoma 73701
(580) 242-6040
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:
David P. Oelman Douglas E. McWilliams Vinson & Elkins L.L.P. 1001 Fannin, Suite 2300 Houston, Texas 77002-6760 (713) 758-2222	Joshua Davidson Kelly B. Rose Baker Botts L.L.P. 910 Louisiana Street Houston, Texas 77002 (713) 229-1234

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

        If any of the securities registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering ☒ File No. 333-119908.

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Offering Price(1)	Amount of Registration Fee(2)

Common units representing limited partner interests	$51,750,000	$407.00

(1)
Based on the initial public offering price of $22.50 per common unit.
(2)
The Registrant previously paid registration fees of $6,120 under a Registration Statement on Form S-1, as amended (SEC File No. 333-119908), with respect to common units having a proposed maximum aggregate offering price of $48,300,000.

THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

        This registration statement is being filed with respect to the registration of additional limited partnership units of Hiland Partners, LP, a Delaware limited partnership, pursuant to Rule 462(b) and under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-119908), filed by Hiland Partners, LP with the Securities and Exchange Commission on October 22, 2004, as amended by Amendment No. 1 thereto filed on December 10, 2004, Amendment No. 2 thereto filed on January 7, 2005 and Amendment No. 3 thereto filed on February 1, 2005, which was declared effective on February 9, 2005, including the exhibits thereto, are incorporated herein by reference.

        Hiland Partners, LP hereby certifies that it has instructed its bank to transmit to the Securities and Exchange Commission the filing by a wire transfer of $407.00 from Hiland Partners, LP's account to the Securities and Exchange Commission's account at Mellon Bank as soon as practicable but no later than the close of business on February 10, 2005. Hiland Partners, LP further certifies that it will not revoke such instructions.

        The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

        Pursuant to the requirements of Securities Act of 1933, the registrant does hereby certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 9th day of February, 2005.

HILAND PARTNERS, LP
By:	Hiland Partners GP, LLC, its general partner
By:	/s/ RANDY MOEDER

Randy Moeder Chief Executive Officer, President and Director

        Pursuant to the requirements of Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the following capacities on the 9th day of February, 2005.

Signature		Title
* Harold Hamm		Chairman of the Board
/s/ RANDY MOEDER Randy Moeder		Chief Executive Officer, President and Director
/s/ KEN MAPLES Ken Maples		Chief Financial Officer, Vice President—Finance, Secretary and Director
*By:	/s/ RANDY MOEDER Randy Moeder, as attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number		Description

5.1	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.
8.1	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters.
23.1	—	Consent of Grant Thornton L.L.P.
23.2	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
23.3	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1).
23.4	—	Consent of Director Nominee.
23.5	—	Consent of Director Nominee.
24.1	—
Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-119908) filed with the Securities and Exchange Commission on October 22, 2004 and incorporated by reference herein).

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EXPLANATORY NOTE
SIGNATURES
INDEX TO EXHIBITS